UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2013

Flushing Financial Corporation
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

Delaware
(State or other jurisdiction of incorporation)

11-3209278
(IRS Employer Identification No.)

1979 Marcus Avenue, Suite E140, Lake Success, New York 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2013, Thomas S. Gulotta, the County Executive of Nassau County, New York from 1987 to 2001, was appointed by the Board of Directors (the "Board") of Flushing Financial Corporation to fill a newly-created vacancy on the Board. Mr. Gulotta has also been named to the Audit and Compensation Committees of the Board. Thomas Gulotta is currently the Chief Executive Officer of Executive Strategies, LLC, a highly successful consulting firm and serves as a gubernatorial appointee to the position of Director of the United Nations Development Corporation. Mr. Gulotta also serves as "Special Counsel" to the Garden City, New York law firm of Albanese & Albanese, LLP. He is admitted to practice before the United States Supreme Court, the U.S. District Court for the Southern and Eastern Districts of New York, and the Court of Appeals for the Armed Forces.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated July 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flushing Financial Corporation
Date: July 24, 2013	By:	/s/ DAVID W. FRY David W. Fry
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index
99.1	Press release dated July 24, 2013